Exhibit 99.1

FOR IMMEDIATE RELEASE:    December 30, 2010

Contact:                 Herbert E. Marth, Jr.
        President and CEO
Phone:                    804-403-2116
Email:                     hmarth@centralvabank.com
Website:                www.centralvabank.com

CENTRAL VIRGINIA BANKSHARES APPOINTS NEW PRESIDENT AND CEO

Powhatan, Va. (December 30, 2011) – The Board of Directors of Central Virginia Bankshares, Inc. announced today that Herbert E. Marth, Jr. has been named President and CEO of Central Virginia Bankshares, Inc., and its principal subsidiary, Central Virginia Bank, effective January 1, 2011.  The Company and the Bank have filed all required notices with its regulators regarding his appointment and anticipate final regulatory approval in January 2011.

Mr. Marth has been serving the bank as Chief Operating Officer since June 2, 2010.  “In his role as Chief Operating Officer, Mr. Marth has played an integral part in strengthening and upgrading the bank’s operations over the last seven months,” said Jim Napier, Chairman of the Board.  “It is with great pleasure that we elected him as President and CEO. We’re confident that the Bank’s financial condition will continue to improve under his leadership.”

Herb Marth responded, “I am honored that the Board has the confidence in my abilities to lead Central Virginia Bank. And I am committed to ensuring that the Bank continues to support our mission to serve and support our customers, employees, shareholders and communities.”

Prior to joining the Bank, Mr. Marth spent five years as President of Central Virginia for Regions Bank. Previously, he served as Senior Vice President at Omega Performance Corporation from 2000-2005 where he consulted with financial institutions worldwide on effective strategies to improve their performance. He has also held senior management positions at Crestar Bank (now SunTrust) as Executive Vice President and Private Banking Manager, Regency Bank (now BB&T) as Chairman and Chief Executive Officer, and NCNB (now Bank of America) as Senior Vice President and Private Banking Manager.

Mr. Marth holds a master’s degree in business administration from Columbia University and a Bachelor of Arts from The University of Virginia.

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Central Virginia Bank is a 37-year-old community bank with assets over $400 million dollars.  Its headquarters and main office are located in Powhatan County.  The Bank has six additional branch offices with two branches in the adjacent County of Cumberland, three branches in western Chesterfield County, and one branch in western Henrico County.

Cautionary Statement about Forward-Looking Information

In accordance with the Private Securities Litigation Reform Act of 1995, we caution you that this news release contains forward-looking statements about our future financial performance and business. We make forward-looking statements when we use words such as “believe,” “expect,” “anticipate,” “estimate,” “should,” “may,” “can,” “will,” “outlook,” “project,” “appears” or similar expressions.  Forward-looking statements in this news release include, among others, statements about: (i) future credit quality and expected or estimated future loan losses in our loan portfolios, including our belief that quarterly provision expense and quarterly total credit losses have peaked and are expected to decline; the level and loss content of nonperforming assets and nonaccrual loans; (ii) and the adequacy of the allowance for loan losses; (iii) stabilization of OTTI charges on our investment security portfolio.

Do not unduly rely on forward-looking statements as actual results could differ materially from expectations. Forward-looking statements speak only as of the date made, and we do not undertake to update them to reflect changes or events that occur after that date. Several factors could cause actual results to differ materially from expectations including: current and future economic and market conditions, including the effects of further declines in housing prices and high unemployment rates; our capital requirements and our ability to generate capital internally or raise capital on favorable terms; the terms of capital investments or other financial assistance provided by the U.S. government; financial services reform; recognition of other than-temporary impairment on securities held in our available-for-sale portfolio; the effect of changes in interest rates on our net interest margin; our ability to sell more products to our customers; the effect of the economic recession on the demand for our products and services; changes in our accounting policies or in accounting standards or in how accounting standards are to be applied; mergers and acquisitions; federal and state regulations; reputational damage from negative publicity, fines, penalties and other negative consequences from regulatory violations; the loss of checking and saving account deposits to other investments such as the stock market; and fiscal and monetary policies of the Federal Reserve Board. There is no assurance that our allowance for credit losses will be adequate to cover future credit losses, especially if credit markets, housing prices, and unemployment do not improve. Increases in loan charge-offs or in the allowance for credit losses and related provision expense could materially adversely affect our financial results and condition. For more information about factors that could cause actual results to differ materially from our expectations, refer to our reports filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2009, including the discussions under “Risk Factors” in that report, as filed with the SEC and available on the SEC’s website at www.sec.gov. Any factor described above or in our SEC reports could, by itself or together with one or more other factors, adversely affect our financial results and condition.